EXHIBIT 5

                         PITNEY, HARDIN, KIPP & SZUCH
                                P.O. BOX 1945
                      MORRISTOWN, NEW JERSEY 07962-1945



                                   October 20, 1995



HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

          We have acted as counsel to HUBCO, Inc. ("HUBCO") in connection with the merger of Growth Financial Corp ("Growth") with and into HUBCO (the "Merger") pursuant to an Agreement and Plan of Merger (the "Agreement") dated as of August 18, 1995, among HUBCO, HUBCO's wholly-owned subsidiary, Hudson United Bank ("HUB"), Growth and Growth's wholly-owned subsidiary, Growth Bank. The Agreement contemplates that immediately following the Merger, pursuant to a related Bank Merger Agreement, Growth Bank will be merged with and into HUB.

          We have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by HUBCO with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of HUBCO, no par value (the "Shares") to be issued pursuant to the Agreement.

          We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Agreement, of the Certificate of Incorporation and By-laws of HUBCO, as currently in effect, and relevant resolutions of the Board of Directors of HUBCO; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

          In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

          Based on the foregoing, it is our opinion that when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Act, and the Shares shall have been duly issued and delivered in the manner contemplated by the Agreement and the Registration Statement, including the Prospectus relating to the Shares (the "Prospectus"), the Shares will be legally issued, fully paid and non-assessable.

          The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus.


                                   Very truly yours,



                                   PITNEY, HARDIN, KIPP & SZUCH